Exhibit 99.1


KEYSPAN                                                               NEWS
--------------------------------------------------------------------------------
KeySpan Corporation                                        For Immediate Release


Contacts:   Investors                                      Media Relations
            George Laskaris                                Ed Yutkowitz
            718.403.2526                                   718.403.2523


                   KeySpan Announces Strong Earnings for 2004
                   ------------------------------------------
                    Results Ahead of Consensus and Last Year
                 Successfully Completes Sales of Non-Core Assets
             Gas and Electric Businesses Deliver Strong Performance


Brooklyn, New York, February 24, 2005 - KeySpan Corporation (NYSE: KSE) announced consolidated GAAP earnings, less preferred stock dividends, of $458.1 million or $2.86 per share for 2004, as compared to $380.9 million or $2.41 per share for 2003, an increase of approximately 20% or $0.45 per share. These results include the impact of discontinued operations in the Energy Services segment and special items in both years, which are discussed in detail below. Excluding these items, earnings for 2004, less preferred stock dividends, were $443.3 million or $2.77 per share, as compared to $432.8 million or $2.73 per share last year. This year's performance is ahead of consensus. These year-end earnings consist of $2.41 per share from core operations and $0.36 per share from exploration and production operations, as compared to $2.23 per share from core operations and $0.50 per share from exploration and production operations in 2003.

For the quarter ending December 31, 2004, GAAP consolidated earnings, less preferred stock dividends, were $199.7 million or $1.24 per share, as compared to $135.4 million or $0.85 per share for the same period in 2003. Results for 2004 include the impact of discontinued operations and special items in both years, which are discussed in detail below. Excluding these items, fourth quarter earnings, less preferred stock dividends, were $141.4 million, as compared to $157.8 million for the same period in 2003. This resulted in earnings of $0.88 per share, as compared to $1.00 per share for the same period last year. 2004 results are ahead of consensus. Results for 2003 reflect the Company's prior majority ownership in The Houston Exploration Company, the last portion of which was sold during the fourth quarter of 2004.

"2004 was a year of delivering on our commitments, further focusing on our strengths in our core businesses and building a stronger company," said Robert
B. Catell, Chairman and Chief Executive Officer. "We were very pleased to declare an increase in our dividend from $1.78 to $1.82 per share, based on the strength and growth of our core businesses, enhanced risk profile, and our strong financial position. We divested our non-core investments in Houston Exploration and KeySpan Canada, while creating significant value, and have announced the pending sale of our final non-core asset in Ireland. As a result of our strategic review of the Energy Services segment, we recently exited the mechanical contracting business. We continue to grow our core businesses and remain focused on cost efficiencies throughout all of our operations consistent with our Business Transformation process. All these factors contributed to KeySpan's success in 2004 and have set the platform for increasing value to our shareholders in 2005 and beyond."

The main drivers of KeySpan's core results in 2004 were the gas distribution business' solid performance and the strong contribution from electric services. Our gas business grew in spite of warmer weather, supplemented by our New England rate increase. The electric segment's results were up 7% over 2003, primarily from the addition of a new 250 MW unit to the Ravenswood generating facility. The financial results for 2004 also reflect the interest savings from the debt redemption programs, as well as the absorption of a $100 million increase in core operations and maintenance expenses, keeping 2004 levels essentially flat with 2003.

"The solid results achieved in 2004 reflect the success of our execution of a focused strategy of growing our core businesses and exiting our non-core businesses. The proceeds of approximately $1 billion from our asset sales are being used to invest in our gas and electric businesses and to strengthen our balance sheet. We were able to further enhance our liquidity position and manage our O&M costs, while supporting this growth," said Mr. Catell. "Our gas distribution system continues to perform extremely well, and we achieved the highest levels of reliability and availability in our electric operations. In 2004, our targeted marketing campaign added approximately $55 million in new gross profit margin to our gas business and provided a platform for another year of excellent performance for KeySpan. The 250 MW addition to our Ravenswood generating facility provides needed capacity to the New York City load pocket and enhanced 2004 earnings."

The following special items impacted the results for 2004: 1) the gains associated with the two transactions resulting in the sale of the Company's ownership interest in KeySpan Canada (TSE: KEY.UN); 2) the gains associated with the two transactions resulting in the sale of the Company's interest in The Houston Exploration Company (NYSE: THX); 3) a non-cash "ceiling test" writedown of the Company's investment in its remaining exploration and production subsidiaries; 4) the premiums paid in August for the redemption of outstanding long-term bonds; 5) the non-cash impairment charge associated with the pending sale of the Company's interest in Premier Transmission Limited, a natural gas pipeline in Northern Ireland; 6) the non-cash goodwill impairment charge associated with continuing operations in the Energy Services segment; and 7) the impairment charges and losses associated with discontinued operations of the mechanical contracting companies in the Energy Services segment.

Results for 2003 were impacted by the following items: 1) the gain associated with the 10% monetization of the Company's ownership interest in Houston Exploration; 2) the premiums paid for the redemption of outstanding long-term bonds; 3) the loss associated with the Company's 39% monetization of its ownership interest in KeySpan Canada; and 4) the gain associated with the sale of the Company's 24.5% interest in Phoenix Natural Gas. Earnings for 2003 have also been restated to reflect a loss from discontinued operations of $1.9 million, or $0.01 per share, associated with the operations of the mechanical contracting companies in the Energy Services segment.

The details of these special items for 2004 and 2003, in addition to a reconciliation to GAAP earnings, are presented in a table at the end of this release.

Segment Highlights

Major highlights from continuing operations in 2004 and 2003 are reported on an Operating Income basis as follows:

----------------------------------------------------- ------------------- ------------------ ------------------ -------------------
                                                                4th               4th                 Year                Year
  Operating Income / (Loss) [$ millions]                      Quarter           Quarter                End                 End
  --------------------------------------                        2004              2003                 2004                2003
----------------------------------------------------- ------------------- ------------------ ------------------ -------------------
Gas Distribution                                                  188.5               202.8              579.6               574.3
----------------------------------------------------- ------------------- ------------------ ------------------ -------------------
Electric Services                                                  63.5                76.0              289.8               269.9
----------------------------------------------------- -----------------------------------------------------------------------------
Energy Investments
-----------------------------------------------------
            E&P Operations                                          8.6                40.5              142.6               197.2
----------------------------------------------------- ------------------- ------------------ ------------------ -------------------
            E&P Ceiling Test Writedown                                -                   -              (48.2)                   -
----------------------------------------------------- ------------------- ------------------ ------------------ -------------------
                    Net E&P                                         8.6                40.5               94.4               197.2
----------------------------------------------------- ------------------- ------------------ ------------------ -------------------
            Other Energy Investments Operations                    14.3                14.1               36.8                41.3
----------------------------------------------------- ------------------- ------------------ ------------------ -------------------
            Impairment for Northern Ireland                       (26.5)                  -              (26.5)                  -
                                                                  ------                                ------
----------------------------------------------------- ------------------- ------------------ ------------------ -------------------
        Sub-Total Energy Investments                               (3.6)               54.6              104.7               238.5
----------------------------------------------------- -----------------------------------------------------------------------------
Energy Services
----------------------------------------------------- ------------------- ------------------ ------------------ -------------------
            Operations                                             (5.5)               (1.4)             (33.9)              (33.0)
----------------------------------------------------- ------------------- ------------------ ------------------ -------------------
            Goodwill Impairment to Cont. Ops.                         -                   -              (14.4)                  -
----------------------------------------------------- ------------------- ------------------ ------------------ -------------------
        Subtotal Energy Services                                   (5.5)               (1.4)             (48.3)              (33.0)
----------------------------------------------------- ------------------- ------------------ ------------------ -------------------
Total Operating Segments                                          242.9               332.0              925.8             1,049.7
----------------------------------------------------- ------------------- ------------------ ------------------ -------------------
Other                                                              (5.0)                9.2                9.5               (2.1)
                                                                   -----                ---                ---               -----
----------------------------------------------------- ------------------- ------------------ ------------------ -------------------
Total Operating Income / (Loss) from
 Continuing Operations                                            237.9               341.2              935.3             1,047.6
----------------------------------------------------- ------------------- ------------------ ------------------ -------------------

Notes:
-    Reported Operating Income includes Equity Income from Investments.
- Operating Income in 2004 represents 100% of KeySpan's exploration and production subsidiaries' results for the five months ended May 31 and six months of equity earnings for KeySpan's 23.5% interest in Houston Exploration, as compared to 100% in 2003.
- Operating Income in 2004 represents 100% of KeySpan's Canadian subsidiaries' results for the three months ended March 31 and nine months of equity earnings for KeySpan's partial interest in its Canadian subsidiaries, as compared to 100% in 2003.

Key Operating Income Drivers by Segment

o The Gas Distribution segment serves New York City, Long Island and New England, and reported operating income for 2004 of $580 million, which is up from $574 million in 2003. These results benefited from continued customer additions and oil-to-gas conversions and from the rate increase in our New England service territory, which added $29 million to net margins. During 2004, the Company added approximately 51,000 gas installations, which should result in approximately $55 million in new gross profit margin. Offsetting these results were higher operating expenses of $23 million from higher depreciation from the expansion of the distribution system and an increase in the provision for uncollectible accounts receivable due to higher gas prices. Weather for 2004 was approximately 6% and 3% warmer than 2003 for the New York and New England service territories, respectively.

o The Electric Services segment owns and operates generation in the New York City and Long Island load pockets and manages the Long Island Power Authority's transmission and distribution system under long-term contracts. Segment results for operating income in 2004 were $20 million or 7% higher than 2003, benefiting from increased capacity payments and energy margins at Ravenswood due to the new 250 MW addition, as well as the Company's successful hedging strategy which offset the effect of summer weather that was 7% cooler than normal.

o The Energy Investments segment contains the Company's E&P investments, as well as certain other domestic and international energy related investments. Operating income for 2004 was $105 million, as compared to $239 million in 2003, reflecting the completed divestitures of the Company's ownership interest in Houston Exploration and KeySpan Canada.

o The Energy Services segment provides energy-related services and products to homes and businesses, and reported an operating loss of $48 million for the year. This consists of an operating loss of $34 million and a goodwill impairment charge to continuing operations of $14 million in the third quarter of 2004. The Company's remaining businesses in this segment are Home Energy Services and two engineering companies.

     Based on its strategic review of the Energy Services segment, the Company completed the exit of its mechanical contracting activities by mid-February 2005. As a result of the sales of these subsidiary companies, a reduction in the carrying value of these investments was required, and thus in the fourth quarter of 2004, KeySpan recorded an after-tax impairment charge of $62 million to these discontinued operations. This is in addition to the after-tax impairment charge of $78 million taken in the third quarter of 2004. The operating losses of these discontinued operations for 2004 were $11 million after-tax. As a result of exiting the mechanical contracting business, KeySpan reported in 2004 a total loss in discontinued operations of $151 million, after-tax.

Financial Update

During 2004, the Company strengthened its balance sheet by monetizing its non-core businesses. These transactions and sales yielded approximately $1 billion in proceeds. In the fourth quarter of 2004, the Company sold its remaining 23.5% interest in THX, receiving cash proceeds of $369 million and recording an after-tax gain of $117 million, as well as its remaining 17.4% interest in KeySpan Canada, receiving cash proceeds of $119 million and recording an after-tax gain of $25 million. The anticipated sale of the Company's 50% ownership interest in Premier Transmission was announced in January 2005, and as a result, an after-tax impairment charge of $19 million or $0.12 per share was recorded in this quarter to reduce the carrying value of the investment. This transaction is expected to close by the end of the first quarter of 2005 or the beginning of the 2nd quarter.

These sales further improved the Company's debt to capitalization ratio and strengthened its liquidity position. These activities resulted in an improvement to the Company's debt to total capitalization ratio of approximately 490 basis points, to 53.4% at the end of 2004 from 58.2% at year-end 2003, as calculated under the Company's credit facility. On a GAAP basis, the debt to total capitalization ratio was 57.4% at year-end.

The Company declared an increased quarterly common stock dividend of $0.455 per share, payable February 1, 2005, to shareholders of record as of January 12, 2005. This is the Company's 27th consecutive quarter of paying a dividend, building upon its long-standing commitment of dividend payments to its shareholders. The new annual dividend rate of $1.82 per share is supported by the Company's strong cash flows and provides a yield to shareholders of approximately 4.5%, as well as an excellent platform for future growth in the dividend.


2005 Earnings Outlook

KeySpan's 2005 earnings guidance remains at $2.30 to $2.40 per share, as announced in December 2004, excluding special items. The Company's earnings forecast may vary significantly during the year due to, among other things, changing energy market conditions and weather.



Below is a description of the special items for continuing operations discussed in this release and a reconciliation to GAAP earnings, as well as a description of discontinued operations.

------------------------------------------ ----------------------------------------------- -----------------------------------------
Reconciliation of Special Items                               2004                                          2003
 to GAAP Earnings                              (millions)          Earnings per share           (millions)     Earnings per share
------------------------------------------ ----------------- ----------------------------- ----------------- -----------------------
GAAP Earnings including Special Items
 and Discontinued Operations                    $458.1                  $2.86                   $380.9                  $2.41
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------ ----------------------------------------------- -----------------------------------------
Special Items for Continuing Operations                 4th Quarter 2004                             4th Quarter 2003
------------------------------------------ ----------------------------------------------- -----------------------------------------
Sale of Remaining 23.5% Interest in THX         $116.8                  $0.73                     -                       -
------------------------------------------ ----------------- ----------------------------- ----------------- -----------------------
Sale of Remaining 17.4% Interest in
 KeySpan Canada                                  $24.7                  $0.16                     -                       -
------------------------------------------ ----------------- ----------------------------- ----------------- -----------------------
Sale of Premier Transmission (pending)         $(18.8)                 $(0.12)                    -                       -
------------------------------------------ ----------------- ----------------------------- ----------------- -----------------------
Sale of Phoenix Natural Gas                       -                       -                     $16.0                   $0.10
------------------------------------------ ----------------- ----------------------------- ----------------- -----------------------
Change in Accounting                              -                       -                    $(37.5)                 $(0.23)
------------------------------------------ ----------------- ----------------------------- ----------------- -----------------------
Total for the 4th Quarter                       $122.7                  $0.77                  $(21.5)                 $(0.13)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------ ----------------------------------------------- -----------------------------------------
                                                        3rd Quarter 2004                             3rd Quarter 2003
------------------------------------------ ----------------- ----------------------------- ----------------- -----------------------
Goodwill Impairment Charge to Continuing
Operations in Energy Services segment          $(12.6)                 $(0.08)
------------------------------------------ ----------------- ----------------------------- ----------------- -----------------------
Debt Redemption Premiums                       $(29.3)                 $(0.18)                    -                       -
------------------------------------------ ----------------- ----------------------------- ----------------- -----------------------
Total for the 3rd Quarter                      $(41.9)                 $(0.26)                    -                       -
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                        2nd Quarter 2004                             2nd Quarter 2003
------------------------------------------ ----------------- ----------------------------- ----------------- -----------------------
THX Exchange Transaction                        $150.1                  $0.94                     -                       -
------------------------------------------ ----------------- ----------------------------- ----------------- -----------------------
Deferred Tax Provision on Remaining THX
 investment                                    $(44.1)                 $(0.28)                    -                       -
------------------------------------------ ----------------- ----------------------------- ----------------- -----------------------
Partial Sale of KeySpan Canada                  $10.1                   $0.06                  $(34.1)                 $(0.22)
------------------------------------------ ----------------- ----------------------------- ----------------- -----------------------
Ceiling Test Writedown in E&P                  $(31.1)                 $(0.19)                    -                       -
------------------------------------------ ----------------- ----------------------------- ----------------- -----------------------
Total for the 2nd Quarter                       $85.0                   $0.53                  $(34.1)                 $(0.22)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                        1st Quarter 2004                             1st Quarter 2003
------------------------------------------ ----------------- ----------------------------- ----------------- -----------------------
Debt Redemption Premiums                          -                       -                    ($13.6)                 $(0.08)
------------------------------------------ ----------------- ----------------------------- ----------------- -----------------------
Partial Sale of THX (10%)                         -                       -                     $19.0                   $0.12
------------------------------------------ ----------------- ----------------------------- ----------------- -----------------------
Total for the 1st Quarter                         -                       -                      $5.4                   $0.04
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Total Special Items for the Year                $165.9                  $1.03                  $(50.2)                 $(0.31)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------ -----------------------------------------
Earnings excluding Special Items                $292.3                  $1.83                   $431.1                  $2.72
------------------------------------------------------------------------------------------ -----------------------------------------

Discontinued Ops in Energy Services
------------------------------------------ ----------------- ----------------------------- ----------------- -----------------------
Loss from Discontinued Ops                     $(11.2)                 $(0.07)                  $(1.9)                 $(0.01)
------------------------------------------ ----------------- ----------------------------- ----------------- -----------------------
4th Quarter Impairment Charge                  $(62.0)                 $(0.39)                    -                       -
------------------------------------------ ----------------- ----------------------------- ----------------- -----------------------
3rd Quarter Impairment Charge                  $(77.8)                 $(0.48)                    -                       -
------------------------------------------ ----------------- ----------------------------- ----------------- -----------------------
Total for Discontinued Operations              $(151.0)                $(0.94)                  $(1.9)                 $(0.01)
------------------------------------------------------------------------------------------ ----------------- -----------------------
Earnings excluding Special Items &
 Discontinued Operations                       $443.3                  $2.77                   $432.8                  $2.73
------------------------------------------ ----------------- ----------------------------- ----------------- -----------------------

                                       6

--------------------------------------------------------------------------------
Investors are invited to listen to the KeySpan Corporation 2004 Year End Earnings Conference Call on:

Friday, February 25, 2005, at 10:30 AM (EST)

Dial-In Number: 888-552-7850
International Dial Number: (706) 645-9166

Replay will begin two hours after completion of the call until 3/4/05 Replay
Number: 800-642-1687
International Replay Number: (706) 645-9291
Access Code: 3284537

Audio webcast available at http://investor.keyspanenergy.com
                           ---------------------------------

A member of the Standard & Poor's 500 Index, KeySpan Corporation (NYSE:KSE) is the fifth largest distributor of natural gas in the United States and the largest in the Northeast, operating regulated gas utilities in New York, Massachusetts, and New Hampshire that serve 2.6 million customers. These customer-focused businesses are complemented by a portfolio of service companies that offer energy-related products, services, and solutions to homes and businesses. KeySpan is also the largest electric generator in New York State, with approximately 6,600 megawatts of generating capacity that provides power to
1.1 million customers of the Long Island Power Authority (LIPA) on Long Island and supplies approximately 25 percent of New York City's capacity needs. KeySpan also operates LIPA's transmission and distribution system under contract to LIPA. In addition to these assets, KeySpan has strategic investments in pipeline transportation, distribution, storage, and production. KeySpan has headquarters in Brooklyn, New England, and Long Island. For more information, visit KeySpan's web site at www.keyspanenergy.com.


Certain  statements  contained  herein  are  forward-looking  statements,  which reflect numerous assumptions and estimates and involve a number of risks and uncertainties. For these statements, we claim the protection of the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. There are possible developments that could cause our actual results to differ materially from those forecasted or implied in the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which are current only as of the date of this filing. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Among the factors that could cause actual results to differ materially are: general economic conditions, especially in the Northeast United States; available sources and costs of fuel; volatility of energy prices in a deregulated market environment as well as in the source of natural gas and fuel used to generate electricity; potential write-down of the carrying value of our investment in certain unregulated subsidiaries and natural gas properties when natural gas prices are depressed or if we have significant downward revisions in our estimated proved gas reserves; federal and state regulatory initiatives that increase competition, threaten cost and investment recovery and impact rate structure; our ability to successfully reduce our cost structures; implementation of new accounting standards; the degree to which we develop unregulated business ventures, as well as federal and state regulatory policies affecting our ability to retain and operate those business ventures; our ability to identify and make complementary acquisitions, as well as the successful integration of those acquisitions; inflationary trends and interest rates; and risks detailed from time to time in reports and other documents filed by us with the Securities and Exchange Commission.

                         KeySpan Corporation
                   Consolidated Statement of Income
         (in thousands of dollars, except per share amounts)
------------------------------------------------------------------------------------------------------------------------------------
                                                              Three Months Ended                              Year Ended
                                                                  December 31,                                 December 31,
(In Thousands of Dollars, Except Per Share Amounts)          2004                2003                2004                   2003
------------------------------------------------------------------------------------------------------------------------------------
Revenues
     Gas Distribution                                    $ 1,383,942        $ 1,190,758           $ 4,407,292           $ 4,161,272
     Electric Services                                       441,882            377,351             1,738,660             1,605,973
     Energy Services                                          52,726             48,723               182,407               158,908
     Gas Exploration and Production                            3,679            127,481               279,999               501,255
     Energy Investments                                        4,295             27,829                42,109               108,116
                                                     -------------------------------------------------------------------------------
Total Revenues                                             1,886,524          1,772,142             6,650,467             6,535,524
                                                     -------------------------------------------------------------------------------
Operating Expenses
     Purchased gas for resale                                888,171            701,521             2,664,492             2,495,102
     Fuel and purchased power                                132,315             81,986               540,302               414,633
     Operations and maintenance                              423,953            398,234             1,567,023             1,622,592
     Depreciation, depletion and amortization                 98,819            150,541               551,760               571,669
     Operating taxes                                         102,069            106,482               404,212               418,236
     Impairment Charges                                       26,541                  -                40,965                     -
                                                     -------------------------------------------------------------------------------
Total Operating Expenses                                   1,671,868          1,438,764             5,768,753             5,522,232
                                                     -------------------------------------------------------------------------------
Gain on the Sale of long-lived Assets                          7,021              1,149                 7,021                15,123
Income from Equity Investments                                16,194              6,728                46,536                19,214
                                                     -------------------------------------------------------------------------------
Operating Income                                             237,871            341,255               935,270             1,047,629
                                                     -------------------------------------------------------------------------------
Other Income and (Deductions)
     Interest charges                                        (70,496)           (81,192)             (331,251)             (307,694)
     Gain on sale of subsidiary stock                        215,424             24,681               388,319                13,356
     Cost of debt redemption                                       -                  -               (45,879)              (24,094)
     Minority interest                                           216            (13,599)              (36,797)              (63,852)
     Other                                                     4,707             17,303                30,592                42,005
                                                     -------------------------------------------------------------------------------
Total Other Income and (Deductions)                          149,851            (52,807)                4,983              (340,279)
                                                     -------------------------------------------------------------------------------
Income Taxes
     Current                                                 177,572           (196,893)              201,909               (99,798)
     Deferred                                                (55,294)           310,657               123,631               381,079
                                                     -------------------------------------------------------------------------------
Total Income Taxes                                           122,278            113,764               325,540               281,281
                                                     -------------------------------------------------------------------------------
Earnings from Continuing Operations                          265,444            174,684               614,713               426,069
                                                     -------------------------------------------------------------------------------
Loss from Discontinued Operations                            (64,434)              (241)             (151,048)               (1,888)
 Cummulative Effect of Change in Accounting
  Principle, net of taxes                                          -            (37,625)                    -               (37,451)
                                                     -------------------------------------------------------------------------------
Net Income                                                   201,010            136,818               463,665               386,730
Preferred stock dividend requirements                          1,332              1,461                 5,612                 5,844
                                                     -------------------------------------------------------------------------------
Earnings  for Common Stock                                 $ 199,678          $ 135,357             $ 458,053             $ 380,886
                                                     ===============================================================================
Basic Earnings Per Share From:
     Continuing Operations, less preferred dividends          $ 1.64             $ 1.09                $ 3.80                $ 2.65
     Discontinued Operations                                   (0.40)             (0.00)                (0.94)                (0.01)
     Change in Accounting Principle                                -              (0.24)                    -                 (0.23)
                                                     -------------------------------------------------------------------------------
Basic Earnings Per Share                                      $ 1.24             $ 0.85                $ 2.86                $ 2.41
                                                     ===============================================================================
Diluted Earnings Per Share From:
Continuing Operations, less preferred dividends               $ 1.63             $ 1.07                $ 3.78                $ 2.63
Discontinued Operations                                        (0.40)             (0.00)                (0.94)                (0.01)
Change in Accounting Principle                                     -              (0.23)                    -                 (0.23)
                                                     -------------------------------------------------------------------------------
Diluted Earnings Per Share                                    $ 1.23             $ 0.84                $ 2.84                $ 2.39
                                                     ===============================================================================
Average shares Outstanding (000)
        Basic                                                160,759            159,413               160,294               158,256
        Diluted                                              161,962            160,326               161,277               159,232

                               KeySpan Corporation
                               Segment Information
                      Three Months Ended December 31, 2004
                            (In Thousands of Dollars)
                                                           Energy Investments
                                                         ----------------------
                                                              Gas        Other                 Total                       Total
                                Gas          Electric     Exploration    Invest-   Energy     Operating   Reconcilia-    Consolida-
                            Distribution     Services    & Production    ments    Services    Segments      tions          tion
----------------------------------------------------------------------------------------------------------------------------------
 Unaffiliated Revenues         1,383,942     441,882        3,679        4,295     52,726    1,886,524                 1,886,524
 Intersegment Revenues                 -           -            -        1,063      3,169        4,233     (4,233)              -
                           -------------------------------------------------------------------------------------------------------
                               1,383,942     441,882        3,679        5,358     55,895    1,890,756     (4,233)      1,886,524
                           -------------------------------------------------------------------------------------------------------

 Operation Expenses
 Purchased Gas                   888,340        (170)           -            -          -      888,171          -        888,171

 Purchased Fuel                        -     132,147            -          155          -      132,301         14        132,315

 Operations & Maintenance        183,194     180,411        1,607        5,223     59,580      430,015     (6,062)       423,953

 Depreciation, Depletion
  & Amortization                  69,354      22,697        1,053          697      1,391       95,191      3,628         98,819

 Operating Taxes                  54,581      45,289          265       (1,680)       402       98,857      3,212        102,069

 Impairment Charge                                                      26,541          -       26,541          -         26,541

                           -------------------------------------------------------------------------------------------------------
 Total  Operating Expenses     1,195,469     380,374        2,924       30,935     61,373    1,671,076        792      1,671,867
                           -------------------------------------------------------------------------------------------------------

 Income From Equity
  Investments                          -           -        7,872        8,322          -       16,194          -         16,194

 Gain on Sale of Long
  Lived Assets                         -       2,000            -        5,021          -        7,021          -          7,021

                           -------------------------------------------------------------------------------------------------------
 Operating Income                188,473      63,508        8,627      (12,235)    (5,477)     242,895     (5,024)       237,871
                           =======================================================================================================

                               KeySpan Corporation
                               Segment Information
                      Three Months Ended December 31, 2003
                            (In Thousands of Dollars)

                                                           Energy Investments
                                                         ----------------------
                                                              Gas        Other                 Total                       Total
                                Gas          Electric     Exploration    Invest-   Energy     Operating   Reconcilia-    Consolida-
                            Distribution     Services    & Production    ments    Services    Segments      tions          tion
------------------------------------------------------------------------------------------------------------------------------------
 Unaffiliated Revenues      1,190,758         377,351       127,481      27,829     48,723     1,772,142                   1,772,142
 Intersegment Revenues                             25                     1,252      2,573         3,850      (3,850)              -
                           ---------------------------------------------------------------------------------------------------------
                            1,190,758         377,376       127,481      29,081     51,296     1,775,992      (3,850)      1,772,142
                           ---------------------------------------------------------------------------------------------------------

 Operation Expenses
 Purchased Gas                699,753           1,766             -           -          -       701,521           -         701,521

 Purchased Fuel                     -          81,920             -          65          -        81,986           -          81,986

 Operations & Maintenance     167,346         162,779        22,823      15,825     50,150       418,923     (20,689)        398,234

 Depreciation, Depletion
  & Amortization               62,929          17,861        58,543       5,167      2,176       146,676       3,865         150,541

 Operating Taxes               59,044          37,044         5,639         614        374       102,715       3,767         106,482

                           ---------------------------------------------------------------------------------------------------------
 Total  Operating Expenses    989,072         301,370        87,005      21,671     52,703     1,451,821     (13,057)      1,438,764
                           ---------------------------------------------------------------------------------------------------------

 Gain on sale of long
  lived assets                  1,149               -             -           -          -         1,149           -           1,149

 Income from Equity
  Investments                       -               -             -       6,728          -         6,728           -           6,728

                           ---------------------------------------------------------------------------------------------------------
 Operating Income             202,835          76,006        40,476      14,138     (1,407)      332,048       9,208         341,255
                           =========================================================================================================


                               KeySpan Corporation
                               Segment Information
                      Twelve Months Ended December 31, 2004
                            (In Thousands of Dollars)

                                                           Energy Investments
                                                         ----------------------
                                                            Gas          Other                 Total                      Total
                                Gas          Electric     Exploration    Invest-   Energy     Operating   Reconcilia-   Consolida-
                            Distribution     Services    & Production    ments    Services    Segments      tions         tion
                           ---------------------------------------------------------------------------------------------------------
 Unaffiliated Revenues       4,407,292       1,738,660      279,999       42,109    182,407    6,650,467          -      6,650,467
 Intersegment Revenues               -               -            -        4,880     11,514       16,395    (16,395)             -
                           ---------------------------------------------------------------------------------------------------------
                             4,407,292       1,738,660      279,999       46,989    193,921    6,666,861    (16,395)     6,650,467
                           ---------------------------------------------------------------------------------------------------------

 Operation Expenses
 Purchased Gas               2,664,662            (170)           -            -          -    2,664,492          -      2,664,492

 Purchased Fuel                      -         539,760            -          495          -      540,254         48        540,302

 Operations & Maintenance      672,551         653,292       43,079       32,960    218,710    1,620,592    (53,569)     1,567,023

 Depreciation, Depletion
  & Amortization               276,485          88,253      156,981        7,306      7,478      536,502      15,258       551,760

 Operating Taxes               214,032         169,745        6,242          249      1,612      391,879      12,333       404,212

 Impairment Charge                   -               -            -       26,541     14,424       40,965           -        40,965

                           ---------------------------------------------------------------------------------------------------------
 Total  Operating Expenses   3,827,729       1,450,880      206,301       67,550    242,224    5,794,683     (25,930)    5,768,753
                           ---------------------------------------------------------------------------------------------------------

 Income From Equity
  Investments                        -               -       20,757       25,779          -       46,536           -        46,536

 Gain on Sale of Long
  Lived Assets                       -           2,000            -        5,021          -        7,021           -         7,021

                           ---------------------------------------------------------------------------------------------------------
 Operating Income              579,563         289,780       94,455       10,238    (48,302)     925,734       9,535       935,270
                           =========================================================================================================

                       KeySpan Corporation
                       Segment Information
              Twelve Months Ended December 31, 2003
                    (In Thousands of Dollars)

                                                           Energy Investments
                                                         ----------------------
                                                              Gas        Other                 Total                      Total
                                Gas          Electric     Exploration    Invest-   Energy     Operating   Reconcilia-   Consolida-
                            Distribution     Services    & Production    ments    Services    Segments      tions         tion
------------------------------------------------------------------------------------------------------------------------------------
 Unaffiliated Revenues          4,161,272    1,605,973     501,255       108,116    158,908     6,535,524          -     6,535,524
 Intersegment Revenues                  -          101           -         5,008      7,467        12,576    (12,576)            -
                             -------------------------------------------------------------------------------------------------------
                                4,161,272    1,606,074     501,255       113,124    166,375     6,548,100    (12,576)    6,535,524
                             -------------------------------------------------------------------------------------------------------

 Operation Expenses
 Purchased Gas                  2,444,485       50,615           -             -          -     2,495,102          -     2,495,102

 Purchased Fuel                         -      414,187           -           445          -       414,633          -       414,633

 Operations & Maintenance         659,931      658,652      82,165        68,568    190,855     1,660,170    (37,578)    1,622,592

 Depreciation, Depletion
  & Amortization                  259,934       67,161     204,102        19,046      7,146       557,389     14,280       571,669

 Operating Taxes                  237,790      145,584      17,779         2,826      1,334       405,313     12,923       418,236

                             -------------------------------------------------------------------------------------------------------
 Total  Operating Expenses      3,602,140    1,336,199     304,046        90,885    199,338     5,532,607    (10,375)    5,522,232
                             -------------------------------------------------------------------------------------------------------

 Gain on sale of long
  lived assets                     15,123            -           -             -          -        15,123          -        15,123

 Income from Equity
  Investments                           -            -           -        19,106          -        19,106        108        19,214

                             -------------------------------------------------------------------------------------------------------
 Operating Income                 574,255      269,875     197,209        41,345    (32,963)    1,049,721     (2,092)    1,047,629
                             =======================================================================================================